SECOND AMENDMENT TO THE
CONNECTICUT NATURAL GAS CORPORATION
DEFERRED COMPENSATION PLAN TRUST AGREEMENT

THIS AMENDMENT is made and entered into as of the 25th day of April, 2000, by and between CONNECTICUT NATURAL GAS CORPORATION, a Connecticut corporation with its principal office in Hartford, Connecticut (hereinafter referred to as "CNG") and PUTNAM FIDUCIARY TRUST COMPANY (hereinafter referred to as the "Trustee").

W I T N E S S E T H:

WHEREAS, by Agreement dated ____________, 1999 (the "Agreement") CNG and the Trustee entered into an Agreement entitled Connecticut Natural Gas Corporation Deferred Compensation Plan Trust Agreement; and

WHEREAS, the parties reserved the right to amend the Agreement in Section 12(a) thereof, subject to the conditions set forth therein; and

WHEREAS, CNG wishes to amend the Agreement in the particulars set forth below;

NOW, THEREFORE, the CNG and the Trustee agree to amend the Agreement, as heretofore amended by the First Amendment thereto, as follows effective immediately prior to the effective date of the consummation of the merger of CTG Resources, Inc. with and into Oak Merger Co. pursuant to the Agreement and Plan of Merger, dated as of June 29, 1999, by and among CTG Resources, Inc., Energy East Corporation and Oak Merger Co.:

1. By deleting Section 5(c) and inserting in lieu thereof the following:

"(c) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Energy East Corporation or successor thereto, including common stock thereof, as directed by the Employer."

2. Except as herein above modified and amended, the Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed and respective corporate seals to be hereunto affixed as of the date first above written.

ATTEST: CONNECTICUT NATURAL GAS CORPORATION

S/ Jeffrey A. Hall                       By S/ Jean S. McCarthy
Its Vice President, Human Resources

ATTEST: PUTNAM FIDUCIARY TRUST COMPANY

S/ Carol E. Peters                       By S/ Tina Campell
Its Senior Vice President

STATE OF CONNECTICUT )
                                          SS. HARTFORD
COUNTY OF HARTFORD )

Personally appeared Jean S. McCarthy, Vice President Human Resources of Connecticut Natural Gas Corporation, signer of the foregoing instrument, and acknowledged the same to be ~~his~~ her free act and deed as such ___________________, and the free act and deed of said corporation, before me.

Daisy Q. Mendez
Commissioner of the Superior Court
Notary Public
My Commission Expires:  June 30, 2004

COMMONWEALTH OF MASSACHUSETTS)
                                                                             )SS.
COUNTY OF NORFOLK                                 )

Personally appeared Tina A. Campbell, Senior Vice President of Putnam Fiduciary Trust Company, signer of the foregoing instrument, and acknowledged the same to be his free act and deed as such ___________________, and the free act and deed of said corporation, before me.

Carol E. Peters
Notary Public
My Commission Expires: 2/23/07